UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 24, 2007

Manaris Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-33199	88-0467848
(State or other jurisdiction)	(Commission File No.)	(IRS Employer ID)
of Incorporation)

400 Montpellier Blvd.
Montreal, Quebec
Canada H4N 2G7
(Address of principal executive offices and Zip Code)

(514) 904-6030
(Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Tel:(212) 930-9700
Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 24, 2007, Manaris Corporation (“Manaris” or the “Company”) entered into a securities purchase and loan agreement (the “Agreement”) with Imperium Master Fund (“Imperium” or the “Investors) under which the Company received proceeds of $4,000,000 (prior to deductions for closing fees and other expenses) and issued to Imperium: a (i) 6 % Original Issue Discount Senior Secured Note (the “OID Note”) in the amount of $4,708,900, and (ii) warrants to purchase up to 20,276,190 shares of the Company’s common stock (the “Warrants”). A form of the Agreement is filed as Exhibit 10.1 to this Current Report.

The principal amount invested by Imperium is $4,000,000 in exchange for the OID Note, which shall accrete in value, until September 24, 2009, at the rate of 8.5% per year resulting in the face value of the OID Note being $4,708,900. Following the accretion period, interest shall accrue on the OID Note at the rate of 6% per annum. Beginning on September 24, 2009, the outstanding principal amount of the OID Note shall amortize in 36 equal monthly payments, payable on the first day of each calendar month. All principal and interest shall be repaid no later than the September 24, 2012 (the “Maturity Date”). The initial principal amount of the OID Note may be converted at the option of Imperium at a conversion price of $0.11 per share. A form of the OID Note is filed as Exhibit 10.2 to this Current Report.

Under the Agreement, Imperium also received Warrants exercisable into 20,276,190 shares of the Issuer’s common stock, on a fully diluted basis as of September 24, 2007, at an exercise price of $0.11 per share. While the fully diluted basis is determined as of September 24, 2007, the Warrant also contains a true-up provision under which the number of shares for which this Warrant may be exercised shall be increased based on a formulaic determination of future exercises of warrants or conversion of options so long as Imperium never owns more than 40% of the total number of shares of common stock of the Company. The term of the Warrants shall be 5 years. The warrants provide for full-ratchet anti-dilution protection. A form of the Warrant is filed as Exhibit 10.3 to this Current Report.

Additionally, Imperium has been provided with certain rights pursuant to a Registration Rights Agreement entered into in connection with the Agreement. The Company is required to file a registration statement (the Registration Statement”) registering the underlying shares of common stock of the OID Note and the Warrants. Additionally the Company must include in the Registration Statement the underlying shares of common stock of the advisory warrant issued on August 22, 2007 from Manaris to Imperium in connection with advisory services rendered (the “Advisory Warrant”). A form of the Advisory Warrant is filed as Exhibit 10.4 to this Current Report. The Registration Statement must be filed with the Securities and Exchange Commission by October 22, 2007 and must be declared effective by January 14, 2008. In the event the Registration Statement is not timely filed or declared effective, then the Company shall pay to the Imperium a cash amount within five (5) business days of the end of each month equal to 1.5% per month of the original face value of the OID Note as liquidated damages and not as a penalty. Liquidated damages shall be capped at 9%. A form of the Registration Rights Agreement is filed as Exhibit 10.5 to this Current Report.

Imperium has also provided up to $2,500,000 in a revolving working capital drawdown facility to the Company (the “Drawdown Facility”). The Company’s access to the funds under the Drawdown Facility are subject to the Company’s compliance with covenants and requirements as set forth in the working capital notes (the “WC Notes”). Each drawdown will be evidenced by WC Note with an as to be determined length and interest rate, which shall be secured by a subordinated lien as discussed below. A form of the WC Note is filed as Exhibit 10.6 to this Current Report.

The Company's obligations under the Agreement are secured by a lien on substantially all of the assets of the Company, pursuant to a Security Agreement (the “Security Agreement”) entered into by and between the Company, C-Chip Technologies Corporation, a wholly owned subsidiary of the Company. The Security Agreement further provides that the Company’s other wholly owned subsidiary, Avensys, Inc., shall also be a party to the Security Agreement and its assets shall also secure the OID Note, subject to the security interests of the lien holders provided for in the Schedules to the Agreement. A form of the Security Agreement is filed as Exhibit 10.7 to this Current Report.

The above descriptions are a summary and are qualified in their entirety by the terms of the various agreements and filings filed as Exhibits 10.1 - 10.7 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.10	Form of Securities Purchase and Loan Agreement dated September 24, 2007.
10.20	Form of the 6 % Original Issue Discount Senior Secured Note dated September 24, 2007.
10.30	Form of the Warrant dated September 24, 2007.
10.40	Form of Advisory Warrant dated August 22, 2007.(1)
10.50	Form of Registration Rights Agreement dated September 24, 2007.
10.60	Form of Working Capital Note dated September 24, 2007.
10.70	Form of Security Agreement dated September 24, 2007.

(1) Incorporated by reference to the exhibits filed by the Company in its Current Report filed with the SEC on Form 8-K on August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANARIS CORPORATION

Date: September 27, 2007	By:	/s/ Tony Giuliano
Tony Giuliano
Chief Financial Officer